Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheets and statement of operations based upon the combined historical financial statements of Inpixon (the “Company”), and Nanotron Technologies GmbH (“Nanotron”) after giving effect to the business combination (the “Transaction”) between Inpixon and Nanotron and adjustments described in the accompanying notes.

The following unaudited pro forma condensed combined balance sheets of Nanotron and the Company, as of September 30, 2020, has been prepared to reflect the effects of the Nanotron acquisition as if it occurred on January 1, 2019. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 combine the historical results and operations of Nanotron and the Company giving effect to the Transaction as if it occurred on January 1, 2019.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

●	Inpixon’s audited consolidated financial statements and accompanying notes as of and for the year ending December 31, 2019, as contained in its Annual Report on Form 10-K filed on March 3, 2020 with the United States Securities and Exchange Commission (the “SEC”).

●	Inpixon’s unaudited condensed consolidated financial statements and accompanying notes as of and for the nine months ending September 30, 2020, as contained in its Quarterly Report on Form 10-Q filed on filed on November 12, 2020 with the SEC.

●	Nanotron’s audited financial statements as of and for the year ended December 31, 2019, contained elsewhere in this filing.

●	Nanotron’s unaudited financial statements as of and for the nine months ended September 30, 2020, contained elsewhere in this filing.

●	The other information contained in or incorporated by reference into this filing.

Additional information about the basis of presentation of this information is provided in Note 1 hereto.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X.  The unaudited pro forma adjustments reflecting the Transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification 805 and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company.  In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value.  Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed.  The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the Transaction or any integration costs.  Furthermore, the unaudited pro forma condensed combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the Transaction as described in the notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Description of Transaction

On October 6, 2020, Inpixon, through its wholly-owned subsidiary Inpixon GmbH, a limited liability company incorporated under the laws of Germany (the “Purchaser”), purchased all of the outstanding capital stock (the “Nanotron Shares”) of Nanotron Technologies GmbH, a limited liability company incorporated under the laws of Germany (“Nanotron”), pursuant to the terms and conditions of that certain Share Sale and Purchase Agreement, dated as of October 5, 2020 (the “Purchase Agreement”), among the Purchaser, Nanotron and Sensera Limited, a stock corporation incorporated under the laws of Australia and the sole shareholder of Nanotron (the “Seller”).

On October 6, 2020 (the “Closing Date”), the Purchaser paid to the Seller an aggregate purchase price of $8,700 thousand in cash (less the Holdback Funds (as defined below) and certain other closing adjustments) for the Nanotron Shares (“Purchase Price”). The Purchase Price may be subject to certain post-Closing adjustments based on actual working capital as of the closing as described in the Purchase Agreement. The Purchaser retained $750 thousand (the “Holdback Funds”) from the Purchase Price to secure the Seller’s obligations under the Purchase Agreement, with any unused portion of the Holdback Funds to be released to the Seller on the date that is 18 months after the Closing Date. As discussed above, the two adjustments to the Purchase Price are adjustments for severance payments and calculations of Net Working Capital versus the Working Capital Target (calculation defined as “Net Working Capital Adjustment”). The adjustment for severance payments includes a $214 thousand reduction in purchase price for severance payments due after the Closing Date offset by a return credit of $50 thousand for severance payments owed by the Seller. As for Net Working Capital Adjustment, Net Working Capital was determined to be less than the Working Capital Target by an amount of $30 thousand, resulting in a reduction in the Purchase Price of $30 thousand. The Purchaser paid the Purchase Price from funds received in connection with a capital contribution from Inpixon, and a portion of the Purchase Price was used by the Seller to satisfy outstanding loans payable by the Seller to obtain the release of certain existing security interests on Nanotron’s assets.

INPIXON AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2020

(UNAUDITED)

(IN THOUSANDS, EXCEPT NUMBER OF SHARES AND PAR VALUE DATA)

	Inpixon	Nanotron GmbH IFRS	IFRS to US GAAP Adjustments	Notes	Pro Forma Adjustments	Notes	Pro Forma Combined
	Note A	Note B
ASSETS
Current assets:
Cash and cash equivalents	$31,376	$192	$-		$(8,243)	(e),(h)	$23,325
Accounts receivable, net	1,948	617	-		(42)	(h)	2,523
Notes and other receivables	378	-	-		-		378
Inventory	414	815	-		12	(h)	1,241
Prepaid expenses and other current assets	1,144	103	-		-		1,247
Total current assets	35,260	1,727	-		(8,273)		28,714

Property and equipment, net	553	432	-		1	(h)	986
Operating lease right-of-use asset, net	1,622	215	-		349	(h)	2,186
Software development costs, net	1,729	-	495	(b)	(495)	(c)	1,729
Intangible assets, net	10,761	3,567	(495)	(b)	(740)	(c),(f)	13,093
Goodwill	2,555	-	-		3,754	(g)	6,309
Other assets	113	-	-		-		113
Total assets	$52,593	$5,941	$-		$(5,404)		$53,130

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$813	$485	$-		$40	(h)	$1,338
Accrued liabilities	1,914	573	-		2	(h)	2,489
Operating lease obligation	572	100	-		-		672
Deferred revenues	1,842	-	-		-		1,842
Short-term debt	6,150	-	-		-		6,150
Acquisition liability	750	-	-		750	(i)	1,500
Total current liabilities	12,041	1,158	-		792		13,991

Long Term liabilities:
Operating lease obligation, noncurrent	1,074	121	-		343	(h)	1,538
Intercompany loans	-	7,613	-		(7,613)	(d)	-
Other liabilities	7	-	-		-		7
Total Long Term liabilities	1,081	7,734	-		(7,270)		1,545

Total liabilities	13,122	8,892	-		(6,478)		15,536

Stockholders’ equity:
Preferred Stock - $0.001 par value; 5,000,000 shares authorized, consisting of Series 4 Convertible Preferred Stock - 10,415 shares authorized; 1 and 1 issued, and 1 and 1 outstanding as of September 30, 2020 and December 31, 2019, respectively, Series 5 Convertible Preferred Stock - 12,000 shares authorized; 126 and 126 issued, and 126 and 126 outstanding as of September 30, 2020 and December 31, 2019, respectively.	-	-	-		-		-
Common Stock - $0.001 par value; 250,000,000 shares authorized; 42,259,314 and 4,234,923 issued and 42,259,313 and 4,234,922 outstanding as of September 30, 2020 and December 31, 2019, respectively.	42	722	-		(722)	(j)	42
Additional paid-in capital	212,913	41,208	-		(41,208)	(j)	212,913
Treasury stock, at cost, 1 share	(695)	-	-		-		(695)
Accumulated other comprehensive income	(130)	3,341	-		-		3,211
Accumulated deficit (Excluding $2,442 reclassified to additional paid in capital in quasi-reorganization)	(172,710)	(48,222)	-		43,004	(c),(d),(e),(k)	(177,928)
Total stockholders’ equity attributable to Inpixon	39,420	(2,951)	-		1,074		37,543

Noncontrolling interest	51	-	-		-		51

Total Stockholders’ Equity	39,471	(2,951)	-		1,074		37,594

Total liabilities and stockholders’ equity	$52,593	$5,941	$-		$(5,404)		$53,130

See accompanying notes to the unaudited pro forma condensed combined financial statements

INPIXON AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(UNAUDITED)

(IN THOUSANDS, EXCEPT NUMBER OF SHARES AND PAR VALUE DATA)

	Inpixon	Nanotron GmbH IFRS	IFRS to US GAAP Adjustments	Notes	Pro Forma Adjustments	Notes	Pro Forma Combined
	Note A	Note B
Revenues	$5,434	$3,692	$-		$-		$9,126

Cost of Revenues	1,459	1,292	-		-		2,751

Gross Profit	3,975	2,400	-		-		6,375

Operating Expenses:
Research and development	$4,329	$120	$-		$-		$4,449
Sales and marketing	3,862	59	-		-		3,921
General and administrative	10,371	2,247	2	(a)	-		12,620
Acquisition related costs	540	-	-		-		540
Depreciation expense	-	47	-		-		47
Amortization of intangibles	1,811	-	-		528	(f)	2,339
Finance costs	-	2	(2)	(a)	-		-
Total Operating Expenses	20,913	2,475	-		528		23,916

Loss from Operations	(16,938)	(75)	-		(528)		(17,541)

Other (Expense) Income:
Interest expense, net	$(1,934)	$-	$-		$-		$(1,934)
Provision for valuation allowance on held for sale loan	(1,514)	-	-		-		(1,514)
Loss on exchange of debt for equity	(132)	-	-		-		(132)
Other (expense)/income	(488)	138	-		-		(350)
Other gains/(losses) – net	-	(2)	-		-		(2)
Total Other (Expense) Income	(4,068)	136	-		-		(3,932)

Net (Loss) Income from Operations, before tax	(21,006)	61	-		(528)		(21,473)
Income tax benefit	87	-	-		-		87

Net (Loss) Income	$(20,919)	$61	$-		$(528)		$(21,386)

Net Income Attributable to Non-controlling Interest	25	-	-		-		25

Net (Loss) Income Attributable to Common Stockholders	$(20,944)	$61	$-		$(528)		$(21,411)

Net Loss Per Share - Basic and Diluted	$(0.90)	-	-		-		$(0.92)

Weighted Average Shares Outstanding
Basic and Diluted	23,203,004	-			-		23,203,004

See accompanying notes to the unaudited pro forma condensed combined financial statements

INPIXON AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(UNAUDITED)

(IN THOUSANDS)

	Inpixon	Nanotron GmbH Historical IFRS	IFRS to US GAAP Adjustments	Pro Forma Adjustments	Pro Forma Combined
Net (Loss) Income	$(20,919)	$61	$-	$(528)	$(21,386)

Unrealized foreign exchange loss (gain) from cumulative translation adjustments	(225)	307	-	-	82

Total Other Comprehensive (Loss) Income	$(21,144)	$368	$-	$(528)	$(21,304)

INPIXON AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(IN THOUSANDS, EXCEPT NUMBER OF SHARES AND PAR VALUE DATA)

	Inpixon	Nanotron GmbH IFRS	IFRS to US GAAP Adjustments	Pro Forma Adjustments	Notes	Pro Forma Combined
	(Audited)	(Audited)
	Note A	Note B
Revenues	$6,301	$8,743	$-	$-		$15,044

Cost of Revenues	1,609	5,876	-	-		7,485

Gross Profit	4,692	2,867	-	-		7,559

Operating Expenses:
Research and development	$3,893	$88	$-	$-		$3,981
Sales and marketing	3,043	204	-	-		3,247
General and administrative	13,660	4,226	-	-		17,886
Acquisition related costs	1,277	-	-	-		1,277
Depreciation expense	-	78	-	-		78
Amortization of intangibles	3,629	-	-	753	(f)	4,382
Restructuring expenses	-	1,214	-	-		1,214
Total Operating Expenses	25,502	5,810	-	753		32,065

Loss from Operations	(20,810)	(2,943)	-	(753)		(24,506)

Other (Expense) Income:
Interest expense, net	$(2,277)	$-	$-	$-		$(2,277)
Provision for valuation allowance on held for sale loan	(294)	-	-	-		(294)
Provision for valuation allowance on related party loan - held for sale	(10,627)	-	-	-		(10,627)
Other (expense)/income	(558)	144	-	-		(414)
Other gains/(losses), net	-	(22)	-	-		(22)
Total Other (Expense) Income	(13,756)	122	-	-		(13,634)

Net Loss from Operations, before tax	(34,566)	(2,821)	-	(753)		(38,140)
Income tax benefit (expense)	584	(6)	-	-		578
Net loss	$(33,982)	$(2,827)	$-	$(753)		$(37,562)

Net Income Attributable to Non-controlling Interest	9	-	-	-		9

Net Loss Attributable to Stockholders of Inpixon	$(33,991)	$(2,827)	$-	$(753)		$(37,571)

Deemed dividend for triggering of warrant down round feature	(1,250)	-	-	-		(1,250)
Net Loss Attributable to Common Stockholders	(35,241)	(2,827)	-	(753)		(38,821)

Net Loss Per Share - Basic and Diluted	$(2,138.54)	-	$-	-		$(2,355.79)

Weighted Average Shares Outstanding
Basic and Diluted	16,479	-	-	-		16,479

See accompanying notes to the unaudited pro forma condensed combined financial statements

INPIXON AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2019

(IN THOUSANDS)

	Inpixon	Nanotron GmbH Historical IFRS	IFRS to US GAAP Adjustments	Pro Forma Adjustments	Pro Forma Combined
	(Audited)	(Unaudited)
Net (Loss) Income	$(33,982)	$(2,827)	$-	$(753)	$(37,562)

Unrealized foreign exchange gain/(loss) from cumulative translation adjustments	68	(7)	-	-	61

Total Other Comprehensive Loss	$(33,914)	$(2,834)	$-	$(753)	$(37,501)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Please Note That All Monetary Amounts Other Than Per Share Information Are Presented in Thousands Unless Otherwise Indicated.

1. Basis of Presentation

The unaudited pro forma condensed combined financial information set forth herein is based upon the consolidated financial statements of Inpixon and Nanotron. The unaudited pro forma condensed combined financial information is presented as if the Transaction had been completed on January 1, 2019 with respect to the unaudited pro forma condensed combined balance sheet as of September 30, 2020, as well as in respect to the unaudited pro forma condensed combined statements of operations for each of the nine months ended September 30, 2020 and for the year ended December 31, 2019.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the Transaction occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the Transaction.

We have accounted for the Transaction in this unaudited pro forma condensed combined financial information using the acquisition method of accounting, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we used our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

Inpixon’s consolidated financial information is prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) as issued by the FASB and is presented in US Dollars (“USD”). Nanotron’s financial information has been historically prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and was presented in Euros (“EUR”) and has been converted for the purpose of this unaudited pro forma condensed consolidated financial information to be consistent with the Inpixon presentation.

Pro forma adjustments reflected in the pro forma condensed combined statements of operations are based on items that are factually supportable, directly attributable to the Transaction and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the Transaction, including potential synergies that may be generated in future periods.

On January 7, 2020, the Company effected a 1-for-45 reverse stock split of its outstanding common stock. Management has reflected the reverse split herein, unless otherwise indicated.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combined Balance Sheet – As of September 30, 2020

Note A: Derived from the unaudited condensed consolidated balance sheet of Inpixon and its subsidiaries as of September 30, 2020, as presented in the Company’s quarterly 10-Q filing.

Note B: Derived from the unaudited condensed IFRS balance sheet of Nanotron as of September 30, 2020 included below and translated from Euro to USD. The indicated exchange rate used to translate Euro to USD at September 30, 2020 was the rate of 1.171516 as set out in the table below:

Euro to USD Translation:

	Nanotron GmbH	Exchange Rate	Nanotron GmbH
	(Euro)	1.171516	(USD)
Assets
Current assets:
Cash and cash equivalents	164		$192
Accounts receivable, net	527		617
Inventory	696		815
Prepaid expenses and other current assets	88		103
Total current assets	1,475		1,727

Property and equipment, net	369		432
Operating lease right-of-use asset, net	183		215
Intangible assets, net	3,044		3,567
Total assets	5,071		$5,941

Liabilities and Stockholders’ equity

Current liabilities:
Accounts payable	414		$485
Accrued liabilities	489		573
Operating lease obligation	85		100
Total current liabilities	988		1,158

Long Term liabilities:
Operating lease obligation, noncurrent	103		121
Intercompany loans	6,498		7,613
Total Long Term liabilities	6,601		7,734

Total Liabilities	7,589		8,892

Stockholders’ equity:
Issued Capital*	657		722
Additional paid-in capital*	37,731		41,208
Accumulated other comprehensive income	-		3,341
Accumulated deficit	(40,906)		(48,222)
Total Stockholders’ Equity	(2,518)		(2,951)

Total Liabilities and Stockholders’ Equity	5,071		$5,941

*	Issued capital and additional paid-in capital are translated at historical exchange rates based on stock issuances and activity in each account.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2020

Note A: Derived from the unaudited condensed consolidated statement of operations of Inpixon and its subsidiaries for the nine months ended September 30, 2020, as presented in the Company’s quarterly 10-Q filing.

Note B: Derived from the unaudited condensed IFRS statement of operations of Nanotron for the nine months ended September 30, 2020 included below and translated from Euro to USD. The average exchange rate used to translate Euro to USD for the nine months ended September 30, 2020 was the rate of 1.1246954 as set out in the table below.

Euro to USD Translation:

	Nanotron GmbH	Exchange Rate	Nanotron GmbH
	(Euro)	1.1246954	(USD)
Revenues	3,283		$3,692

Cost of Revenues	1,149		1,292

Gross Profit	2,134		2,400

Operating Expenses:
Research and development	107		$120
Sales and marketing	52		59
General and administrative	1,998		2,247
Depreciation and amortization	41		47
Finance costs	2		2
Total Operating Expenses	2,200		2,475

Loss from Operations	(66)		(75)

Other Income (Expense):
Other income	124		138
Other gains/losses – net	(1)		(2)
Total Other Income	123		136

Net loss	57		$61

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2019

Note A: Derived from the audited condensed consolidated statement of operations of Inpixon and its subsidiaries for the year ended December 31, 2019 as presented on the Company’s annual 10-K filing.

Note B: Derived from the audited condensed IFRS statement of operations of Nanotron for the year ended December 31, 2019 included below and translated from Euro to USD. The average exchange rate used to translate Euro to USD for the year ended December 31, 2019 was the rate of 1.1201288 as set out in the table below.

Euro to USD Translation:

	Nanotron GmbH	Exchange Rate 1.1201288	Nanotron GmbH
	(Euro)		(USD)
Revenues	7,805		$8,743

Cost of Revenues	5,246		5,876

Gross Profit	2,559		2,867

Operating Expenses:
Research and development	79		$88
Sales and marketing	182		204
General and administrative	3,773		4,226
Depreciation expense	69		78
Restructuring expenses	1,084		1,214
Finance Costs	-		-
Total Operating Expenses	5,187		5,810

Loss from Operations	(2,628)		(2,943)

Other Income (Expense):
Other income	129		144
Other losses, net	(20)		(22)
Total Other Income	109		122

Net Loss from Operations, before tax
Income tax expense	(5)		(6)
Net loss	(2,524)		$(2,827)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

2. Consideration Transferred

In consideration of the interests, the Purchaser delivered to the Seller $8,700 in cash less an adjustment for severance payments payable of $214, plus the severance credit to the Seller of $50, which will be further adjusted by the Net Working Capital Adjustment of $30 for total consideration of $8,506 for all of the outstanding Nanotron Shares.

The purchase price is calculated as follows:

Cash	$8,700
Net Working Capital Adjustment	(30)
Less: Severance payments payable subsequent to Closing Date	(214)
Add: Severance payment adjustment to seller	50
Total consideration	$8,506

3. Preliminary Purchase Price Allocation

A summary of the preliminary purchase price allocation is as follows:

Description	Fair Value

Assets acquired:
Cash and cash equivalents	$301
Trade and other receivables	575
Inventory	827
Prepaid expenses and other current assets	103
Operating lease right-of-use asset	564
Property, plant, and equipment	433
Tradename	51
Proprietary Technology	1,213
Customer Relationships	1,056
Non-compete Agreements	610
In-Process R&D	505
IP Agreement	178
Goodwill	3,754
Total assets acquired	$10,170

Liabilities assumed:
Trade and other payable	$525
Lease liabilities	564
Restructuring Costs	214
Accrued Liabilities	361
Total liabilities assumed	1,664
Estimated fair value of net assets acquired:	$8,506

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

4. Intangible Assets Acquired

The Purchaser acquired intangible assets from Nanotron as a result of the Transaction. The Tradename, Proprietary Technology, Customer Relationships, Non-compete Agreements, In-Process Research and Development, and IP Agreement intangible assets are noted to have a finite life while Goodwill has an indefinite life span. The finite life intangible assets will be amortized using the straight-lined method of the respective lives of each asset, while the indefinite life intangible assets will not be amortized.

Based thereon, below are the acquired intangibles with their relative useful lives and method of amortization

Intangible Asset	Useful Life	Amortization Method
Tradename	9 Months	Straight-line
Proprietary Technology	7 Years	Straight-line
Customer Relationships	5 Years	Straight-line
Non-compete Agreements	3 Years	Straight-line
In-Process Research and Development	7 Years	Straight-line
IP Agreement	4 Years	Straight-line
Goodwill	Indefinite	N/A

The pro forma condensed combined statements of operations above for the periods ending September 30, 2020 and December 31, 2019 both include pro forma adjustments related to the amortization of the intangible assets acquired. For pro forma purposes, the finite life intangible assets are amortized on a straight-line basis beginning on January 1, 2019, as if the Transaction occurred on that date.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

5. Income Tax Adjustments

The effective tax rate used by Nanotron for the periods ending December 31, 2019 and September 30, 2020 was 30%. Based on the Company’s intent to avail itself of the business continuation requirements, the Company expects to be able to utilize the net operating loss carryovers. As a result, the Company would record a deferred tax asset for the estimated net operating loss as of the opening balance sheet date. The acquired intangible assets will result in a deferred tax liability (book basis with no corresponding tax basis). The amortization of those intangible assets represents a source of future taxable income such that the net operating losses up to that amount would be realizable. The net operating losses in excess of the intangible assets would require a valuation allowance unless other sources of future taxable income could be identified. The resulting combination of the deferred tax asset, deferred tax liability, and valuation allowance results in a net impact of zero on the consolidated financial statements of Inpixon and its subsidiaries subsequent to the transaction.

Additionally, while Nanotron’s historical financial statements presented net income for the nine months ended September 30, 2020, pro forma adjustments to the income statement for the nine months ended September 30, 2020 result in Nanotron operating at a net loss. For the year ended December 31, 2019, Nanotron operated at a net loss prior to any pro forma adjustment considerations. For the periods presented, the pro forma pretax losses incurred by the Company received no corresponding tax benefit because the Company concluded that it is more likely than not that the Company will be unable to realize the value of any resulting deferred tax assets (see discussion above). In consideration of the facts previously stated, management has determined that there is no net tax impact of the Transaction on the pro forma financial statements for the periods ending September 30, 2020 or December 31, 2019.

6. Detailed Notes – IFRS to GAAP Adjustments

(a)	To reclassify finance costs under IFRS to general and administrative under U.S. GAAP.

(b)	To reclass software development costs from intangible assets under IFRS to software development costs to conform to US GAAP.

7. Detailed Notes – Pro Forma Adjustments

(c)	Adjustment to eliminate historical September 30, 2020 Nanotron intangible assets and software development costs that were no longer in place as of the date of the Transaction. Please refer to the table below for additional details.

(d)	Adjustment to eliminate historical September 30, 2020 Nanotron intercompany loans that were no longer in place as of the date of the Transaction. As the write off of intercompany loans does not have a recurring impact on the financial statements due to the account being eliminated, there will be no income statement impact on the pro forma financial statements, and thus, there will only be a balance sheet impact on the pro forma financial statements.

(e)	Reflects the $7,786 paid at closing of the Transaction, $109 entry to adjust the historical cash balance to cash acquired in the Transaction on the Closing Date, approximately $596 of transaction costs associated with the Transaction, and cash received from the seller as part of the Net Working Capital Adjustment of $30 (See Note 2 for further details). The Working Capital Adjustment and transaction costs are one-time and nonrecurring costs. While the adjustments are directly attributable to the transaction, the Purchaser does not anticipate incurring transaction costs on an ongoing or recurring basis. As a result, the pro forma adjusting entry for transaction costs will be a balance sheet only entry, where cash and accumulated deficit are impacted, but there is no impact on the pro forma income statement.

(f)	Adjustments represent the preliminary fair market value related to the identifiable intangible assets acquired in the Transaction less amortization expense of approximately $753 for the year ended December 31, 2019 and approximately $528 for the nine months ended September 30, 2020, for a total amortization expense of approximately $1,281.

(g)	Adjustment reflects the preliminary estimated adjustment to goodwill as a result of the Transaction. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. In the event management determines that the value of goodwill has been impaired, the Purchaser will incur an accounting charge for the amount of the impairment during the period in which the determination is made. The goodwill is attributable primarily to strategic and synergistic opportunities.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(h)	Adjustments represent the preliminary fair market value assigned to the assets and liabilities acquired in the Transaction. The Purchaser acquired the assets and liabilities of Nanotron for a purchase price of approximately $8,506 as discussed in Notes 3 and 4 above.

(i)	Adjustment to record liability for Holdback Funds established as part of the Transaction, to be paid within 18 months.

(j)	Adjustment to close out Nanotron’s common stock and additional paid-in capital accounts in conjunction with the Transaction.

(k)	Adjustment to remove Nanotron’s accumulated deficit, as well as adjustments to record the Net Working Capital Adjustment, adjustments to estimated transaction costs incurred in relation to the Transaction, the elimination of intercompany loans no longer in place at the time of the Transaction, the elimination of intangible assets no longer in place as of the date of the Transaction, and the amortization expense associated with the intangible assets acquired in the Transaction. See below for details on adjustments to accumulated deficit:

Adjustment to reverse Nanotron accumulated deficit	$40,805
Adjustment reflects amortization expense for the year ended December 31, 2019 associated with the acquired intangible assets	(753)
Adjustment reflects amortization expense for the nine months ended September 30, 2020 associated with the acquired intangible assets	(528)
Estimated transaction costs to be incurred related to the Transaction	(596)
Adjustment to eliminate existing Nanotron intangible asset balance (c)	(3,072)
Adjustment to eliminate existing Nanotron software development costs balance (c)	(495)
Adjustment to eliminate existing Nanotron intercompany loans balance (d)	7,613
Adjustment to record Net Working Capital Adjustment	30
$43,004